Exhibit 10.28
FIRST OMNIBUS AMENDMENT TO TRANSACTION AGREEMENTS
PREAMBLE
This FIRST OMNIBUS AMENDMENT TO TRANSACTION AGREEMENTS (this “Amendment”), is (i) made and entered into as of January 31, 2023 (the “Effective Date”), by and between USCC EIP LLC, a Delaware limited liability company (“Seller”) and MUFG Bank, LTD., New York Branch, a Japanese banking corporation acting through its New York Branch (“Buyer”; each of Buyer and Seller may also be referred to herein individually as a “Party”, and collectively as the “Parties”) and (ii) acknowledged by United States Cellular Corporation, a Delaware corporation (the “Guarantor”).
RECITALS

WHEREAS, Buyer and Seller are parties to (1) that certain Master Framework Agreement dated as of January 26, 2022 (the “Framework Agreement”); (2) that certain 1996 SIFMA Master Repurchase Agreement dated as of January 26, 2022, including Annex I thereto (and as amended thereby) (the “Master Repurchase Agreement”); and (3) that certain Fee Letter Agreement dated as of January 26, 2022 (the “Fee Letter”);

WHEREAS, the Guarantor is party to that certain Guaranty, dated as of January 26, 2022, executed by United States Cellular Corporation, a Delaware corporation, in favor of Buyer (the “Guaranty” and collectively with the Framework Agreement, the Master Repurchase Agreement, and the Fee Letter, the “Transaction Agreements”).; and

WHEREAS, the Parties desire to extend the transactions contemplated by the Transaction Agreements, and to amend the Framework Agreement, the Master Repurchase Agreement and the Fee Letter, subject to the terms hereof;

NOW, THEREFORE, in consideration of the foregoing, of mutual promises of the Parties and of other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties hereby agree to amend the Framework Agreement, the Master Repurchase Agreement, and the Fee Letter as follows:
1.    Defined Terms. Capitalized terms used in this Amendment but not otherwise defined have the meaning ascribed them in the Framework Agreement.
2.    Framework Agreement Amendments. The Framework Agreement is hereby amended as follows:
a.    The definition of “Scheduled Facility Expiration Date” is hereby amended and restated in its entirety as follows:
““Scheduled Facility Expiration Date” means January 30, 2024, as such date may be extended from time to time pursuant to Section 8.15.”
3.    Master Repurchase Agreement Amendments. The Master Repurchase Agreement is hereby amended as follows:
a.    The definition of “Pricing Rate” set forth in Section 2(b)(v) of Annex I to the Master Repurchase Agreement is hereby amended and restated in its entirety as follows:
“(v) “Pricing Rate”, with respect to any Transaction, the per annum percentage rate for determination of the Price Differential, determined for such Transaction (unless otherwise specified in the Confirmation) as being equal to the sum of (A) Buyer’s actual costs of funds in respect of such Transaction as determined by Buyer plus (B) 1.35%;”
b.    The definitions included in Section 2(a) of Annex I to the Master Repurchase Agreement for: “CBA” (Section 2(a)(iii); “Floor” (Section 2(a)(iv); “Lookback Day” (Section 2(a)(vii)); “SOFR” (Section 2(a)(ix)); “SOFR Business Day” (Section 2(a)(x)); “Term SOFR” (Section 2(a)(xii)); “Term SOFR Administrator” (Section 2(a)(xiii)); and “Term SOFR Reference Rate” (Section 2(a)(xiv)) are each hereby deleted and replaced with the words “Intentionally Omitted”.
c.    Notwithstanding the foregoing, the “Pricing Rate” as defined in the Master Repurchase Agreement as in effect immediately prior to this Amendment shall continue to apply to any Transactions outstanding on the Effective Date during the applicable Transaction Periods.
For the avoidance of doubt, such modifications to the Pricing Rate shall apply to any Transactions entered into on and after January 31, 2023.
4.    Fee Letter Amendment. The second paragraph of the Fee Letter is hereby amended and restated in its entirety as follows:
“For consideration received, Seller hereby agrees to pay (or cause to be paid) to Buyer (i) an upfront fee equal to $100,000.00 (the “Upfront Fee”) on the Effective Date and (ii) an amendment fee equal to $100,000.00 (the “Amendment Fee”) on January 31, 2023. Pursuant to this Fee Letter Agreement and the Framework Agreement, such Upfront Fee and Amendment Fee shall be payable by wire transfer of immediately available funds to the account of Buyer specified in Schedule 2 to the Framework Agreement. For the avoidance of doubt, Seller’s obligation to pay each of the Upfront Fee and Amendment Fee is a separate obligation of Seller, apart from any obligation with respect to any Transaction (including the obligation to pay any Repurchase Price with respect to any such Transaction to Buyer), and the payment of such Upfront Fee and Amendment Fee shall not be subject to any setoff, netting or application against other amounts by Seller, whether under Paragraph 12 of the Master Repurchase Agreement, any other Transaction Agreement or otherwise. The Buyer acknowledges that the Upfront Fee was paid in accordance with the foregoing on the Effective Date.”

5.    Seller Deliverables. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent by Seller:
a.    delivery by Seller to Buyer of an executed counterpart to this Amendment;
b.    delivery by Seller to Buyer of a certificate of the Secretary or an Assistant Secretary of Seller, dated the Effective Date, certifying as to (i) the incumbency of the officers of Seller executing this Amendment, (ii) attached copies of Seller’s certificate of formation and limited liability company agreement; and (iii) copies of all limited liability company approvals and consents of Seller that are required by it in connection with entering into, and the exercise of its rights and the performance of its obligations under, this Amendment;
c.    a certificate of the Secretary or an Assistant Secretary of Guarantor, dated the Effective Date, certifying as to (i) the incumbency of the officer(s) of Guarantor executing this Amendment, (ii) attached copies of Guarantor’s certificate of incorporation and bylaws; and (iii) copies of all corporate approvals and consents of Guarantor that are required by it in connection with entering into, and the exercise of its rights and the performance of its obligations under, this Amendment; and
d.    delivery by Seller to Buyer of results of bring-down UCC lien searches with respect to Seller for the State of Delaware as of a date not more than thirty (30) days prior to the Effective Date.
6.    Buyer Deliverables. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent by Buyer: delivery by Buyer to Seller of an executed counterpart to this Amendment.
7.    Counterparts. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. This Amendment shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.
8.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
9.    Ratification. On and after the effectiveness of this Amendment, all references to any Transaction Agreement in any Transaction Agreement shall mean such Transaction Agreement as amended by this Amendment. The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Buyer under any Transaction Agreement. Nothing contained in this Amendment shall be construed as a substitution or novation of the obligations of the Seller under any Transaction Agreement, which shall continue and remain in full force and effect, except to the extent that the terms thereof are modified by this Amendment. Nothing expressed or implied in this Amendment shall be construed as a release or other discharge of Seller or Guarantor from any of their respective obligations or liabilities under any Transaction Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

Buyer:

MUFG BANK, LTD, NEW YORK BRANCH

By:	/s/ Thomas Giuntini
Name:	Thomas Giuntini
Title:	Managing Director

[SIGNATURE PAGES CONTINUE ON FOLLOWING PAGE]

Seller:

USCC EIP LLC

By:	/s/ Douglas W. Chambers
Name:	Douglas W. Chambers
Title:	Vice President and Treasurer

By:	/s/ John M. Toomey
Name:	John M. Toomey
Title:	Authorized Person

Acknowledged:

UNITED STATES CELLULAR CORPORATION

By:	/s/ Douglas W. Chambers
Name:	Douglas W. Chambers
Title:	Executive Vice President, Chief Financial Officer and Treasurer

By:	/s/ John M. Toomey
Name:	John M. Toomey
Title:	Authorized Person